Exhibit 10.18

CORSAIR FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE ("Amendment") dated for reference purposes as of August 16, 2017, is made to that Industrial Space Lease dated as of August 18, 2014, (the "Lease") by and between Osprey Capital Building 50, LLC a California limited liability company ("Landlord"), and Corsair Memory, Inc., a Delaware corporation ("Tenant") for the lease of space located at 47100 Bayside Parkway, Fremont, California (the "Leased Premises"). The parties hereto agree that the Lease is amended, changed and modified by the following provisions, which are hereby added to the Lease:

Unless otherwise expressly provided herein, all terms which are given a special definition by the Lease that are used herein are intended to be used with the definition given to them by the Lease. The provisions of the Lease shall remain in full force and effect except as specifically amended hereby. In the event of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall prevail.

I.IP. Base Monthly Rent: The Base Monthly Rent shall be increased from and after June 1, 2017, to partially reimburse Landlord for installation of certain HVAC equipment as follows:

January 1, 2015	through	March 31, 2015	No Base Monthly Rent (unchanged)
April 1, 2015	through	December 31, 2015	$61,454.00 (unchanged)
January 1, 2016	through	December 31, 2016	$61,454.00 (unchanged)
January 1, 2017	through	May 31, 2017	$63,300.00 (unchanged)
June 1,2017	through	December 31, 2017	$67,453.00
January 1, 2018	through	December 31, 2018	$69,353.00
January 1, 2019	through	December 31, 2019	$71,353.00
January I, 2020	through	December 31, 2020	$73,353.00
January I, 2021	through	December 31, 2021	$75,403.00
January I, 2022	through	March 31, 2022	$77,533.00

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment To Lease with the intent to be legally bound thereby, to be effective as of the date the second party signs this Amendment To Lease.

AS LANDLORD:	AS TENANT:
Osprey Capital Building 50, LLC	Corsair Memory, Inc.
a California limited liability company	a Delaware corporation

By: Riverside Interests, Inc.	By: /s/Carina M. Tan
Managing Member.
By: /s/William N. Neidig	Title: VP & General Counsel
William N. Neidig
President	By:_____________________

Title: ___________________

Dated: August 28, 2017	Dated: August 28, 2017

Amendment To Lease

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LEASE GUARANTY

CONSENT

As a material inducement to and in consideration of Osprey Capital Building 50, LLC, a California limited liability company ("Landlord") entering into a lease (the "Lease") dated for reference purposes as of August 18, 2014, with Corsair Memory, Inc., a Delaware corporation ("Tenant") for the lease of those certain premises commonly described as 47100 Bayside Parkway, Fremont, California (the "Leased Premises"), the undersigned, Corsair Components (Cayman) LTD., a Cayman Islands exempt company with limited liability ("Guarantor") hereby covenants and agrees with Landlord as follows:

Attached hereto is the First Amendment To Lease dated for reference purposes as of August 16, 2017. The Base Monthly Rent under the terms of the Lease has been increased to partially compensate Landlord for installation of certain HVAC equipment. Guarantor acknowledges and approves the Amendment and agrees that its guaranty includes the terms of the Amendment.

As Guarantor:

Corsair Components (Cayman) Ltd.

A Cayman Islands corporation

By: /s/ Carina M. Tan

Title: VP & General Counsel

By: ________________________

Title: ______________________

Date: August 28, 2017